UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No. )

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ANCHOR GLASS CONTAINER CORPORATION

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Anchor Glass Container Corporation

2004

Notice of Annual Meeting

and

Proxy Statement

Wednesday, June 9, 2004

at 9:30 a.m. local time at the

Grand Hyatt Tampa Bay

6200 Courtney Campbell Causeway

Tampa, Florida 33607

YOUR VOTE IS IMPORTANT

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope.

ANCHOR GLASS CONTAINER CORPORATION
ONE ANCHOR PLAZA
4343 ANCHOR PLAZA PARKWAY
TAMPA, FLORIDA 33634-7513

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     Notice is hereby given that the 2004 Annual Meeting of the Stockholders of Anchor Glass Container Corporation will be held at the Grand Hyatt Tampa Bay, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on Wednesday, June 9, 2004 at 9:30 a.m., local time, for the following purposes:

•	To elect, by a vote of the common stockholders, eight directors (the “Directors”); and

•	To transact any other business as may properly come before the meeting and any adjournment or postponement thereof.

     Stockholders of record at the close of business on April 20, 2004 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

     The Board of Directors recommends voting FOR the election of the Director nominees named on the enclosed proxy card.

     Your vote is important regardless of the number of common shares you own. We urge you to review carefully the accompanying proxy statement and to complete, sign, date and return the enclosed proxy card, in the enclosed envelope, as promptly as possible, so that your shares of common stock will be represented whether or not you plan to attend the meeting.

By order of the Board of Directors,
/s/ Richard A. Kabaker

Richard A. Kabaker Secretary

April 29, 2004

ANCHOR GLASS CONTAINER CORPORATION
PROXY STATEMENT

     The enclosed proxy is being solicited by the Board of Directors (the “Board”) of Anchor Glass Container Corporation (“Anchor” or the “Company”) for the 2004 Annual Meeting of Stockholders or at any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Stockholders.”

     Copies of this proxy statement and the materials that accompany it were first available to stockholders on or about April 29, 2004.

Attending the Annual Meeting

     The annual meeting will be held at the Grand Hyatt Tampa Bay, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on Wednesday, June 9, 2004, at 9:30 a.m., local time. Please note that the doors to the meeting will not open until 9:00 a.m.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

     The Board is soliciting your vote at the 2004 Annual Meeting of Anchor’s Stockholders.

     What will the common stockholders be voting on?

•	Election of eight directors.

•	Any other business properly brought before the meeting.

Why are eight directors being elected?

     Anchor’s Board has eight director seats, each elected by the common stockholders. The Amended and Restated By-laws of Anchor (the “By-laws”) require the election of all directors at each Annual Meeting of Stockholders.

How many votes do I have?

     You will have one vote for every share of Anchor common stock you owned on April 20, 2004, the record date.

How many votes can be cast by common stockholders?

     As of April 20, 2004 there were 24,522,343 shares of Anchor common stock outstanding, each with one vote per share.

How many votes must be present to hold the meeting?

     Pursuant to the terms of the By-laws, a majority of the shares of stock of the Company entitled to vote and represented in person or by proxy at the annual meeting will constitute a quorum.

How does the Board recommend that I vote?

     The Board recommends a vote FOR each of the nominees listed on the enclosed proxy card.

Who are Anchor’s largest common stockholders?

     Cerberus International, Ltd. owns 5,698,060 shares of the Company’s common stock. Cerberus Institutional Partners, L.P. owns 6,737,988 shares of the Company’s common stock. Cerberus Institutional Partners (America), L.P. owns 879,298 shares of the Company’s common stock. Stephen Feinberg exercises sole voting and investment authority over all securities of the Company owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. In addition, certain private investment funds and managed accounts, for which Stephen Feinberg exercises voting and investment authority, own in the aggregate 1,364,406 shares of the Company’s common stock. Thus, Stephen Feinberg is deemed to beneficially own 14,679,752 shares of the Company’s common stock, representing 59.86% of the outstanding shares of common stock of Anchor.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

     Lenard B. Tessler, currently a Director of the Company and a nominee for election as a Director, is a Managing Director of Cerberus Capital Management, L.P. (“Cerberus”), which he joined in May 2001. Alexander Wolf, currently a nominee for election as a Director, is a Senior Vice President of Cerberus.

     Ahab Partners, L.P. owns 317,209 shares of the Company’s common stock. Ahab International, Ltd. owns 156,382 shares of the Company’s common stock. Jonathan Gallen, currently a Director of the Company and a nominee for election as a Director, exercises sole voting and investment authority over all securities of the Company owned by Ahab Partners, L.P. and Ahab International, Ltd. Thus, Jonathan Gallen is deemed to beneficially own 473,591 shares of the Company’s common stock, representing 1.93% of the outstanding shares of common stock of Anchor.

How do I vote?

     To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

     To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. The Board recommends a vote for the election of its nominees on the enclosed proxy card.

     If you want to vote in person at the annual meeting, and you hold your Anchor stock through a securities broker, that is, in street name, you must obtain a proxy from your broker and bring that proxy to the annual meeting.

Can I change my vote?

     Yes. You have the right to revoke your proxy at any time before the meeting by:

•	returning a proxy card with a later date;

•	sending a written notice of revocation to Anchor’s Secretary at our principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513; or

•	by attending the annual meeting and voting in person.

     What if I do not vote for some of the nominees listed on my proxy card?

     If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the nominees listed on the card.

     What if I vote “abstain”?

     A vote to “abstain” on any matter other than the election of Directors will have the effect of a no vote. The election of Directors is determined by a plurality of votes cast.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Can my shares be voted if I do not return the enclosed proxy card and do not attend the annual meeting?

     If your shares are held on your behalf by a broker that is, in street name, you should instruct your broker on how to vote your shares using the instructions provided by your broker. Under the rules of The Nasdaq Stock Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on the proposal to elect the certain directors listed herein, such “broker non-votes” will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

Could other matters be decided at the annual meeting?

     The Company does not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, your proxy card gives the proxy holders named therein the authority to vote on those matters in their discretion.

Can I give my proxy to more than one person?

     No. You may only submit one valid proxy card with the name of one or more persons to vote your shares of common stock at the annual meeting. If you return more than one proxy card, the latest dated proxy card will be voted and all other proxies will be considered revoked.

What happens if the annual meeting is postponed or adjourned?

     If the annual meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

How do I gain entry to the annual meeting?

     You will need photo identification and proof of ownership of Anchor stock to be admitted to the annual meeting. If you are a stockholder of record, your name will be on our stockholder list. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. We will admit you only if we are able to verify that you are an Anchor stockholder.

VOTING INFORMATION

Record Date and Share Ownership

     Only stockholders of record on Anchor’s books at the close of business on April 20, 2004 will be entitled to vote at the annual meeting. Under the terms of the By-laws, a majority of the shares of stock of the Company entitled to vote and represented in person or by proxy at the annual meeting will constitute a quorum. As of the close of business on April 20, 2004, the Company had 24,522,343 outstanding shares of common stock. Copies of this proxy statement were first available to stockholders on April 29, 2004.

Voting

     To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Voting is quick and easy. Everything you need is enclosed. To cast your vote, simply complete the proxy card enclosed in this package. Be sure to sign the card before mailing it in the postage-paid envelope.

     If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting.

Submitting and Revoking Your Proxy

     If you properly complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit the enclosed proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted FOR the election of the nominees for Director set forth in “Proposal 1: Election of Directors”.

     In addition, if any other matters properly come before the annual meeting, the persons named as proxies will vote on these matters in accordance with their best judgment. As of the date of this proxy statement, Anchor has not received notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by:

•	returning a proxy card with a later date;

•	sending a written notice of revocation to Anchor’s Secretary at our principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513; or

•	by attending the annual meeting and voting in person.

     Each share of Anchor common stock outstanding on the record date will be entitled to one vote on all matters. The election of Directors is determined by a plurality of votes cast. For the purpose of determining whether matters other than the election of directors have been approved by the stockholders, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If your shares are held in “street name,” and your broker does not vote your shares on the proposal to elect the certain directors listed herein, such “broker non-votes” will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

PROPOSAL 1: ELECTION OF DIRECTORS

     Unless otherwise marked, all proxies, returned on the enclosed proxy card, will be voted FOR the election of each nominee named in this section. Seven of the current directors have been nominated by the Board for reelection and have consented to stand for election. If any Director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee designated by the present Board to fill the vacancy or (ii) for the balance of the nominees, leaving a vacancy. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a Director.

     The term of Directors will expire at the next succeeding annual meeting after their election, or until their successors, if any, are elected and appointed. Set forth below are the names and biographical information for each of the nominees. The Board of Directors recommends a vote “FOR” the election of each of the following nominees.

     If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The election of Directors is determined by a plurality of votes cast.

Nominees for Directors:

Joel A. Asen 53 years old Director since 2002	Mr. Asen has been a Managing Director of PLASE Capital Group LP since June 2003 and the President of Asen Advisory since 1992, which provides strategic and financial advisory services. Mr. Asen is also a Director of Resolution Performance Products, LLC and Compass Minerals International, Inc.

James N. Chapman 41 years old Director since 2002	Mr. Chapman became the Chairman of the Audit Committee in August 2003. Mr. Chapman is associated with Regiment Capital Advisors, LLC, which he joined in January 2003. Prior to joining Regiment, Mr. Chapman acted as a capital markets and strategic planning consultant with private and public companies as well as hedge funds across a range of industries. Prior to establishing an independent consulting practice, Mr. Chapman worked for The Renco Group, Inc. from December 1996 to December 2001. Mr. Chapman serves as a member of the board of directors of Coinmach Corporation, Davel Communications, Inc. and Southwest Royalties, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

Richard M. Deneau 57 years old Director since 1998	Mr. Deneau assumed his duties as the Company’s President and Chief Operating Officer in July 1997 and as a director in June 1998. In August 2002, he became the Company’s Chief Executive Officer. From January 1996 to June 1997, Mr. Deneau was Senior Vice President and Chief Operating Officer of Ball-Foster Glass Container Co. From October 1992 to January 1996, he was Senior Vice President and General Manager of Beverage Can Operations at American National Can Company. Prior thereto, Mr. Deneau was Senior Vice President of Sales at American National Can Company’s Foster-Forbes Glass Company Division, a predecessor of Ball-Foster Glass Container Co.

Jonathan Gallen 43 years old Director since 2002	Mr. Gallen is sole managing member of Pequod LLC, the general partner of Ahab Partners, L.P., a distressed securities fund which invests in publicly traded debt, private debt, trade claims, large and middle-market bank loans, distressed real estate and public and private equity. Mr. Gallen is also the President of Ahab Capital Management, Inc. (formerly known as Pequod Capital, Inc.), the investment manager to Ahab International, Ltd., an unregistered investment corporation that develops and manages a diversified portfolio of distressed investments as well as invests and trades in a wide variety of securities. Prior to forming Ahab Capital Management, Mr. Gallen worked with Stephen A. Feinberg at the time of the formation of Cerberus, developing investment strategies, techniques and procedures for distressed investing.

Timothy F. Price 48 years old Director since 2002	Mr. Price is managing member of Communications Advisory Group, LLC. Mr. Price is the former President and Chief Operating Officer of MCI Communications. In his 15-year history with MCI, Mr. Price held senior staff, line, field and headquarters positions. As President, Mr. Price was responsible for all of MCI’s core communications businesses, including its units serving residential and business customers, domestically and globally, as well as network operations and information systems. Mr. Price currently serves on the board of ICG Communications, Inc.

Alan H. Schumacher 57 years old Director since 2002	Mr. Schumacher became the Chairman of the Board of Directors in August 2003. He is a member of the Federal Accounting Standards Advisory Board and has 23 years experience working in various positions at American National Can Group. From 1997 to 2000, Mr. Schumacher served as Executive Vice President and Chief Financial Officer. Prior thereto, he held the positions of Vice President, Controller and Chief Accounting Officer.

PROPOSAL 1: ELECTION OF DIRECTORS

Lenard B. Tessler 51 years old Director since 2002	Mr. Tessler is a Managing Director of Cerberus, which he joined in May 2001. Prior to joining Cerberus, he was a founding partner of TGV Partners, a private investment partnership formed in April 1990. Mr. Tessler served as Chairman of the Board of Empire Kosher Poultry from 1994 to 1997. Mr. Tessler serves as a member of the board of directors of EXCO.

Alexander Wolf 29 years old Nominee for Director	Mr. Wolf is a Senior Vice President of Cerberus, which he joined in December 2001. From 1999 through 2001, he attended the Stanford University Graduate School of Business, from which he obtained an MBA in 2001. From 1997 through 1999, Mr. Wolf was an Associate at Ares Management. Mr. Wolf serves as a member of the board of directors of EXCO Holdings Inc.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The business affairs of the Company are managed by the Board. Pursuant to the By-laws, the term of the Directors elected at the annual meeting will continue until the next annual meeting after their election, and until their successors are duly elected and qualified. Pursuant to the By-laws, Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Controlled Company

     The Company has determined that it is a controlled company for purposes of the Nasdaq Stock Market listing requirements. The Company’s basis for this determination is that Stephen Feinberg is the beneficial owner of greater than a majority of the outstanding common stock of the Company. Accordingly, the Company is exempt from the requirements of Nasdaq Rule 4350(c) with respect to (i) the Company having a majority of independent directors on the Board, (ii) the compensation and nominating committees being composed solely of independent directors, (iii) the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) director nominees being selected or recommended for the Board’s selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

     A controlled company is not required to have a majority of its Board comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s selection by a majority of independent directors or a nominating committee comprised solely of independent directors, nor does Nasdaq require a controlled company to certify the adoption of a formal written charter or board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq’s requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors.

     A controlled company is required to have an audit committee composed of at least three directors who are independent as defined under the rules of both the Securities and Exchange Commission and Nasdaq. Nasdaq further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the committee possess financial sophistication. The independent directors must also have regularly scheduled meetings at which only independent directors are present.

     The Company does not have a standing nominating committee or any other committee performing similar functions. Such matters are considered at meetings of the full Board, which has never exceeded eight members. Due to the small size of its Board, the Company does not foresee the need to establish a separate nominating committee. As a controlled company, the Company is exempt from the independence requirements for nominating committee members.

     The Board does not have a charter regarding the Company’s director nomination process. The Company has generally used an informal process to identify and evaluate director candidates. Although the Company believes that identifying and nominating highly skilled and experienced director candidates is critical to its future, the Company has not engaged, nor does it believe that it is necessary at this time to engage, any third party to assist it in identifying director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board. The Company believes that as a result, it is presented with a more diverse and experienced group of candidates for discussion and consideration.

     During the evaluation process, the Company seeks to identify director candidates with the highest personal and professional ethics, integrity and values. The Company seeks candidates with diverse experience in business, finance and other matters relevant to a company such as Anchor. Additionally, the Company requires that director nominees have sufficient time to devote to its affairs.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Company will consider candidates that are put forward by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to Richard A. Kabaker, the Vice President, General Counsel and Secretary of the Company, at the Company’s principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513. Mr. Kabaker will then submit such information to the full Board for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors.

     Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communications with Stockholders.”

Communications with Stockholders

     The Board believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board, or a particular director, may do so by sending a letter to Mr. Kabaker at the Company’s principal executive offices located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Such letters should identify the author as a stockholder and state whether the intended recipients are all of the members of the Board or certain specified individual directors. Mr. Kabaker will independently review the content of each such letter. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors. Director nominations will be reviewed for compliance with the requirements identified above and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication.

Meetings of the Board of Directors

     The Board held seven meetings during 2003. In the aggregate, in 2003, the members of the Board attended 97% of the total number of Board meetings and meetings of committees. In 2003, no member of the Board attended fewer than 75% of the total number of Board meetings and meetings of committees on which he served.

Committees of the Board of Directors

     The Board has established an Audit Committee and a Compensation Committee.

     Duties of the Audit Committee include:

•	appointing or replacing independent accountants;

•	meeting with the Company’s independent accountants to discuss the planned scope of their examinations, the adequacy of the Company’s internal controls and the Company’s financial reporting;

•	reviewing the results of the annual examination of the Company’s financial statements and periodic internal audit examinations;

•	reviewing and approving the services and fees of the Company’s independent accountants;

•	monitoring and reviewing the Company’s compliance with applicable legal requirements; and

•	performing any other duties or functions deemed appropriate by the Board.

     See the discussion below under the heading “Report of the Audit Committee.” The Audit Committee is currently composed of three directors, Messrs. Chapman (Chairman), Asen and Schumacher. All of the members of the Audit Committee are “independent” in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee held six meetings during

INFORMATION ABOUT THE BOARD OF DIRECTORS

2003. The Board has determined that Mr. Schumacher is an “audit committee financial expert” as defined by the Securities and Exchange Commission rules and under Nasdaq Marketplace Rule 4350(d)(2).

     The Company’s current Compensation Committee, which was reconstituted in January 2004, consists of Messrs. Asen (Chairman), Gallen and Tessler. Mr. Tessler is a Managing Director of Cerberus. Duties of the Compensation Committee include administration of the Company’s equity incentive plans and approval of compensation arrangements for the Company’s executive officers. The previous committee held no formal meetings in 2003; however, the full Board, from time to time, discussed compensation and benefits at its regular Board meetings.

Compensation of Directors

     The Company’s non-employee directors (other than Messrs. Gallen and Tessler) are entitled to receive an annual director’s fee of $35,000. The Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Compensation Committee are entitled to receive an annual fee of $20,000, $15,000 and $5,000, respectively. In addition, a fee of $1,250 is paid to non-employee directors (other than Messrs. Gallen and Tessler) for each Board meeting attended and $1,000 for each Audit or Compensation Committee meeting attended. Messrs. Deneau, Gallen and Tessler do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings.

Other

     Mr. George Hamilton has been a director of the Company since August 2002. Mr. Hamilton is not standing for re-election as a director and his term as a director will expire upon the election of his successor.

     Prior to establishing an independent consulting practice in 2001, Mr. Hamilton served as President of several consumer goods companies within the Newell Rubbermaid Company, including Rubbermaid Europe s.a., Lee Rowan Company and Anchor Hocking Specialty Glass, from 1996 through 2001. Mr. Hamilton serves on the Board of Airway Industries Inc., Strategic Sourcing Services, Inc. and Wamnet, Inc.

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     There are no Compensation Committee interlocks (i.e., no executive officer of the Company serves as a member of the board of directors or the compensation committee of another entity which has an executive officer serving on the Company’s Board or the Company’s Compensation Committee).

COMPENSATION OF EXECUTIVE OFFICERS

Board Report on Executive Compensation

     The Compensation Committee held no formal meetings in 2003. The full Board established and directed the Company’s policies regarding the compensation of Anchor’s executive officers and other key managers, including its Chief Executive Officer.

     Anchor seeks to attract and retain top quality executives with the qualifications necessary for the long-term financial success of Anchor, by providing a competitive, performance-based compensation program. The principal components of this program consist of base salaries, annual incentive plan compensation and stock-based incentive awards. The specific components of the program are:

     Base Salaries – Base salaries are established at levels that are intended to be competitive in the marketplace. The Company periodically engages the study of competitive pay practices with comparable industries and other manufacturing companies to ensure that pay opportunities are generally within competitive levels.

     Management Incentive Plan – The Anchor Glass Container Corporation Management Incentive Plan is designed to compensate certain of the Company’s salaried employees for performance with respect to stated goals consistent with the Company’s planned business objectives. Participants are compensated based on the achievement of EBITDA targets and/or such other goals as determined by the Board. Eligible participants are designated at the beginning of each year as approved by the Board. The Board awarded a discretionary bonus to plan participants for the 2003 fiscal year. Payments in the aggregate amount of $3.1 million were made during 2004 for the 2003 fiscal year.

     Long-Term Incentives – The Company believes that it is important to align the interests of its executive officers and key managers with the interests of its shareholders, and it is for that reason that grants of stock options are an integral part of the Company’s executive compensation program.

     The Anchor Glass Container Corporation Equity Incentive Plan covers employees, directors and consultants and is designed to motivate and retain individuals who are responsible for the attainment of the Company’s primary long-term performance goals. This plan provides for the grant of nonqualified stock options and incentive stock options for shares of the Company’s common stock and restricted stock to participants of the plan selected by the Board or a committee of the Board (the “Administrator”). The number of shares of common stock reserved under the plan is 1.5 million. The terms and conditions of awards are determined by the Administrator under the terms of the plan. Options granted under the plan vest, unless otherwise determined by the Administrator as follows: one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date, and one-third on the third anniversary of the grant date.

     As part of its ongoing review of the competitiveness and effectiveness of the Company’s executive compensation programs, the Company annually evaluates the components of the compensation system as well as the desired mix of compensation among these components. The Company believes that a substantial portion of the compensation paid to the Company’s executive officers should be contingent on the Company’s operating and market performance.

     Specific Decisions Impacting Compensation for the Chief Executive Officer.

     Mr. Deneau led the Company through two public debt offerings and an initial public offering of common stock during 2003, which have resulted in the Company having a stable capital structure and significantly improved liquidity as it moves into the future. The Company has continued in 2003 to generate liquidity, which has been used to help further regenerate the Company. Mr. Deneau also led the management team’s successful efforts in developing new customer opportunities in 2003.

COMPENSATION OF EXECUTIVE OFFICERS

     Based on the policies and practices described above, on January 1, 2004, Mr. Deneau was granted a $33,900 increase in base salary. He received a bonus, paid in 2004, of $238,914 as a part of the 2003 Management Incentive Plan.

Submitted by the Board: Alan H. Schumacher, Chairman of the Board Joel A. Asen James N. Chapman Richard M. Deneau George Hamilton Jonathan Gallen Timothy F. Price Lenard B. Tessler

Summary Compensation Table

     The following table sets forth information regarding compensation awarded to, earned by or paid, during the three years ended December 31, 2003, to the Company’s Chief Executive Officer and each of the three other most highly compensated executive officers at the end of 2003.

		Annual Compensation
					Securities	(2)All
				Other Annual	Underlying	Other
Name and Principal Position	Year	Salary	(1)Bonus	Compensation	Options #	Compensation
Richard M. Deneau	2003	$366,100	$290,291	$—	116,616	$12,000
President and Chief	2002	350,040	350,000	—	—	12,000
Executive Officer	2001	350,040	—	—	—	10,200
Darrin J. Campbell	2003	$259,485	$156,964	$—	78,943	$12,000
Chief Financial Officer and Executive Vice	2002	250,080	250,000	—	—	11,000
President – Sales and Asset Management	2001	210,452	—	—	—	49,496
Roger L. Erb	2003	$259,485	$156,964	$—	78,943	$12,000
Executive Vice President –	2002	250,080	250,000	—	—	12,000
Operations and Engineering	2001	250,080	—	—	—	9,646
Richard A. Kabaker	2003	$180,120	$4,058	$—	30,000	$10,382
Vice President, General	2002	—	—	—	—	—
Counsel and Secretary	2001	—	—	—	—	—

(1)	Includes Management Incentive Plan payments earned in 2002 and paid in 2003 and restructuring bonus paid in 2002. Does not include bonuses in the amount of $238,914, $131,310, $131,310 and $80,016, respectively, earned pursuant to the Management Incentive Plan for 2003 but determined and paid in 2004 to Messrs. Deneau, Campbell, Erb and Kabaker.

(2)	For 2003 and 2002, includes the Company’s contributions under the Company’s 401(k) plan. For 2001, includes (i) the Company’s contributions under the Company’s 401(k) plan for: Mr. Deneau — $10,200 and Mr. Erb - $9,646 and (ii) moving expenses paid by the Company for: Mr. Campbell - $49,496.

COMPENSATION OF EXECUTIVE OFFICERS

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table summarizes details of all exercises of stock options during the fiscal year ended December 31, 2003 by each of the executive officers named in the Summary Compensation Table above and the fiscal year end value of unexercised options.

			Number of	Value of
			Securities	Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options at Fiscal
			at Fiscal Year-End	Year-End
	Shares		(#)	($)
	Acquired on	Value	Exerciseable/	Exerciseable/
Name	Exercise (#)	Realized ($)	Unexerciseable	Unexerciseable (1)
Richard M. Deneau	—	—	30,000/86,616	410,100/--
Darrin J. Campbell	—	—	22,500/56,443	307,575/--
Roger L. Erb	—	—	22,500/56,443	307,575/--
Richard A. Kabaker	—	—	15,000/15,000	205,050/--

(1)	Value of unexercised options calculated using the closing price for common shares of Anchor of $16.00, as quoted on Nasdaq on December 31, 2003, less the exercise price.

Equity Incentive Plan Option Grants

     The following table provides information on stock options granted by Anchor in the fiscal year ended December 31, 2003 to the executive officers named in the Summary Compensation Table above. The table shows hypothetical gains that would exist for the options at the end of their ten year term at assumed compound annual rates of stock price appreciation of 5 percent and 10 percent. Actual gains, if any, on stock option exercises are dependent on the future value of the stock at the time of any option exercise.

	Number of		% of Total Options
	Securities		Granted to			Potential Realized Value at
	Underlying Options		Employees in Fiscal	Exercise Price		Assumed Annual Rates of Stock
Name	Granted		Year	($/Sh)	Expiration Date	Price Appreciation for Option Term
						5% ($)	10% ($)
Richard M. Deneau	30,000		3.7%	$2.33	1/09/13	113,860	181,303
Richard M. Deneau	86,616	(1)	10.7	16.00	9/30/13	2,257,413	3,594,554
Darrin J. Campbell	22,500		2.8	2.33	1/09/13	85,395	135,977
Darrin J. Campbell	56,443	(1)	7.0	16.00	9/30/13	1,471,035	2,342,378
Roger L. Erb	22,500		2.8	2.33	1/09/13	85,395	135,977
Roger L. Erb	56,443	(1)	7.0	16.00	9/30/13	1,471,035	2,342,378
Richard A. Kabaker	15,000		1.9	2.33	1/09/13	56,930	90,651
Richard A. Kabaker	15,000	(1)	1.9	16.00	9/30/13	390,935	622,498

(1)	One-third of the options are exercisable on and after September 30, 2004, two-thirds are exercisable on and after September 30, 2005 and all are exercisable on and after September 30, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

Equity Compensation Plan Information

     The following table presents information regarding securities authorized for issuance under equity compensation plans as of December 31, 2003:

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding options	outstanding options	(excluding securities
Plan category	(a)	(b)	reflected in column (a))
Equity compensation plans approved by security holders	810,003	$10.30	689,997
Equity compensation plans not approved by security holders	—	—	—

Total	810,003	$10.30	689,997

Stock Performance Graph

     The common stock of Anchor has traded on Nasdaq since September 25, 2003. The following graph compares the cumulative total return on the common stock of Anchor with the cumulative total return of the Nasdaq Composite Index and the common stock of a peer group for the period from September 25, 2003, the initial public offering date, through December 31, 2003. The graph and chart assume that $100.00 was invested on September 25, 2003, with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.

     The peer group consists of: Anchor, Ball Corp., Constar International Inc., Crown Holdings Inc., Owens-Illinois, Inc., Pactiv Corp., Sealed Air Corp. and Silgan Holdings Inc.

COMPENSATION OF EXECUTIVE OFFICERS

Employment Plans

     Equity Incentive Plan

     The Anchor Glass Container Corporation Equity Incentive Plan is designed to motivate and retain individuals who are responsible for the attainment of the Company’s primary long-term performance goals and covers employees, directors and consultants. This plan provides for the grant of nonqualified stock options, incentive stock options and restricted stock for shares of the Company’s common stock to participants of the plan selected by the Board or a committee of the Board (the “Administrator”). The number of shares of common stock reserved under the plan is 1.5 million. The terms and conditions of awards are determined by the Administrator for each grant, except that, unless otherwise determined by the Administrator, options vest and become exercisable as follows under the terms of the plan as amended by the Board as of January 14, 2004: each option grant vests one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date. On January 9, 2003, an aggregate of 337,500 options were issued under this plan and vested upon consummation of the Company’s equity offering on September 30, 2003. The Administrator granted options to purchase an additional 472,503 shares of common stock on September 30, 2003 at an exercise price equal to the initial public offering price of the equity offering.

     Upon a “Liquidity Event,” all unvested awards will become immediately exercisable and the Administrator may determine the treatment of all vested awards at the time of the Liquidity Event. A ''Liquidity Event’’ is defined as (1) an event in which any person who is not the Company’s affiliate becomes the beneficial owner, directly or indirectly, of 50.0% or more of the combined voting power of the Company’s then outstanding securities, (2) the sale, transfer or other disposition of all or substantially all of the Company’s business, whether by sale of assets, merger or otherwise to a person other than Cerberus, (3) if specified by the Company’s board of directors in an award at the time of grant, the consummation of an initial public offering of common equity securities or (4) the Company’s dissolution and liquidation.

     Management Incentive Plan

     The Anchor Glass Container Corporation Management Incentive Plan is designed to compensate certain of the Company’s salaried employees for performance with respect to planned business objectives. Participants are compensated based on the achievement of EBITDA targets and/or such other goals as determined by the Board. Eligible participants are designated at the beginning of each year as approved by the Board. The Board awarded a discretionary bonus to plan participants for the 2003 fiscal year. Payments in the aggregate amount of $3.1 million were made during 2004 pursuant to the 2003 fiscal year.

     Employee Retention Plan

     The Anchor Glass Container Corporation Executive/Key Employee Retention Plan covers approximately 44 employees, at the vice president or director levels. Under this plan, upon a “change in control,” if a participating employee is terminated by the Company “without cause” or terminates his or her employment with the Company for “good reason” (such as a reduction in base salary, a material change in position, duties or responsibilities, or a material change in job location) (in each case, as these terms are defined in the plan), the Company is obligated to pay a severance benefit to the employee. If all participating employees were to be terminated by the Company without cause and/or were to terminate their employment with the Company for good reason, the aggregate amount of severance benefits payable by the Company under this plan would be approximately $3.6 million. This plan expires on September 5, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

Employment Agreements

     General

     Messrs. Deneau, Campbell and Erb have employment agreements that extend until August 30, 2005. Their agreements provide for an annual base salary, an annual bonus pursuant to the Management Incentive Plan, as described below, eligibility for the grant of stock options and participation in all benefit plans offered to other senior executive officers.

     Termination Provisions

     If Mr. Deneau is terminated by the Company without “cause” or terminates his employment for “good reason,” in each case, as these terms are defined in the employment agreements, Mr. Deneau will receive his base salary until August 30, 2005 and the annual bonus that would have been paid had he continued his employment until August 30, 2005 (paid in a lump sum no later than 10 days after termination), continuation of medical and dental plans until August 30, 2005 (provided that such benefits will terminate if Mr. Deneau is eligible for such benefits under another employer-provided plan) and continued vesting of any outstanding stock options or other equity-based compensation awards as if Mr. Deneau had remained employed until August 30, 2005.

     If Mr. Campbell or Mr. Erb is terminated by the Company without “cause” or terminates his employment for “good reason,” in each case, as these terms are defined in the employment agreements, he will receive his base salary for one year after termination of employment and the annual bonus that would have been paid had he continued his employment for one year after termination (paid in a lump sum no later than 10 days after termination), continuation of medical and dental plans for one year after termination (provided that such benefits will terminate if he is eligible for such benefits under another employer-provided plan) and continued vesting of any outstanding stock options or other equity-based compensation awards as if he had remained employed for one year after termination.

     The employment agreements also provide that for so long as Messrs. Deneau, Campbell or Erb (as applicable) are receiving post-termination payments or for one year after a termination with “cause”, they shall not, without the Company’s written consent, participate or engage in, directly or indirectly, any business that is competitive with the glass container manufacturing business conducted by the Company within the United States as of the date of the termination of employment. In addition, during such period, they shall not, without the Company’s consent, solicit the Company’s employees, customers or suppliers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 15, 2004 by:

•	each person who is known by the Company to beneficially own 5% or more of the common stock;

•	each of the Company’s directors and nominee for director; and

•	the Company’s executive officers named in the Summary Compensation Table and all of the Company’s current directors and executive officers as a group.

     Unless otherwise indicated in the footnotes to the table, each stockholder has sole voting and investment power with respect to shares beneficially owned and all addresses are in care of the Company. All primary share amounts and percentages reflect beneficial ownership determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into common stock at the option of the holder currently or within 60 days of April 15, 2004 and that no other stockholder so converts.

Number of Shares of		Percentage of Total
Name and Address of Beneficial Owner	Common Stock	Common Stock
Stephen Feinberg (1)(2)	14,679,752	59.86%
Jonathan Gallen (3)(4)	473,591	1.93
Richard M. Deneau (5)	374,250	1.52
Darrin J. Campbell (6)	204,750	*
Roger L. Erb (7)	204,750	*
Richard A. Kabaker (8)	15,000	*
Joel A. Asen	7,500	*
James N. Chapman	7,500	*
George Hamilton (8)	7,500	*
Timothy F. Price (8)	7,500	*
Alan H. Schumacher (8)	7,500	*
Lenard B. Tessler	—	—
Alexander Wolf	—	—
Directors and executive officers as a group (11 persons, including those listed above)	1,294,841	5.26%

*	Less than one percent.

(1)	Cerberus International, Ltd. owns approximately 5,698,060 shares of the Company’s common stock. Cerberus Institutional Partners, L.P. owns approximately 6,737,988 shares of the Company’s common stock. Cerberus Institutional Partners (America), L.P. owns approximately 879,298 shares of the Company’s common stock. Stephen Feinberg exercises sole voting and investment authority over all securities of the Company owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. In addition, certain private investment funds and managed accounts, for which Stephen Feinberg exercises voting and investment authority, own in the aggregate approximately 1,364,406 shares of the Company’s common stock. Thus, pursuant to Rule 13d-3 under the Exchange Act, Stephen Feinberg is deemed to beneficially own approximately 14,679,752 shares of the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

(2)	The address for Stephen Feinberg is c/o Cerberus Capital Partners, L.P., 299 Park Avenue, Floors 21-23, New York, New York 10171.

(3)	Ahab Partners, L.P. owns approximately 317,209 shares of the Company’s common stock. Ahab International, Ltd. owns approximately 156,382 shares of the Company’s common stock. Jonathan Gallen exercises sole voting and investment authority over all securities of the Company owned by Ahab Partners, L.P. and Ahab International, Ltd. Thus, pursuant to Rule 13d-3 under the Exchange Act, Jonathan Gallen is deemed to beneficially own approximately 473,591 shares of the Company’s common stock.

(4)	The address for Jonathan Gallen is c/o Cerberus Capital Partners, L.P., 299 Park Avenue, Floors 21-23, New York, New York 10171.

(5)	Mr. Deneau beneficially owns 30,000 shares of common stock issuable upon the exercise of currently exercisable options.

(6)	Mr. Campbell beneficially owns 22,500 shares of common stock issuable upon the exercise of currently exercisable options.

(7)	Mr. Erb beneficially owns 22,500 shares of common stock issuable upon the exercise of currently exercisable options.

(8)	Includes only shares of common stock issuable upon the exercise of currently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance and Redemption of Capital Stock

     On August 30, 2002, Anchor consummated a significant restructuring of its existing debt and equity securities pursuant to a plan of reorganization through a Chapter 11 reorganization (the “Reorganization”). As part of the Reorganization, certain Cerberus affiliated funds and managed accounts invested $80.0 million of new equity capital into the Company, acquiring 100% of the Series C Participating Preferred Stock, par value $.01 (the “Series C Preferred Stock”) for $75.0 million and 100% of the outstanding common stock for $5.0 million. On September 30, 2003, Anchor consummated an initial public offering of 7,500,000 shares of its common stock, par value $.10 per share, at the initial public offering price of $16.00 per share (the “Equity Offering”). On October 8, 2003, the underwriters for the Equity Offering exercised an option to purchase 1,125,000 additional shares of common stock to cover over-allotment of shares in connection with the Equity Offering. The Company received net proceeds from the Equity Offering of approximately $127.7 million (including proceeds of approximately $16.8 million from the exercise of the over-allotment option). The Company used a portion of the proceeds of the Equity Offering to redeem all of the outstanding Series C Preferred Stock (owned by affiliates of Cerberus) for cash and issued an additional 2,382,348 shares of common stock to such affiliates in connection with the redemption upon the closing of the Equity Offering. This premium represented 15.0% of the fair market value of all of the outstanding shares of common stock divided by the number of outstanding shares of Series C Preferred Stock, in each case, outstanding prior to the consummation of the Equity Offering.

     Our majority stockholders are affiliates of Cerberus.

     In connection with the Equity Offering, each Board member executed a letter agreement, dated as of August 19, 2003, pursuant to which, among other things, such director, in his capacity as a beneficial owner of common stock of the Company, agreed that from the date of the letter agreement until March 22, 2004 (180 days after the public offering date set forth on the final prospectus prepared in connection with the Equity Offering), he will not offer, sell, or otherwise dispose of his common stock of the Company without the prior written consent of one of the underwriters of the Equity Offering.

Stockholders’ Agreement

     The Company is party to a Stockholders’ Agreement with Cerberus International, Cerberus Institutional Partners, Cerberus Institutional Partners (America), Ahab Partners, Ahab International, Anchor Glass Container Holding (the Company’s then majority stockholder), the Pension Benefit Guaranty Corporation, and Messrs. Deneau, Campbell and Erb, among others.

     Demand Registration Rights. The Company’s majority stockholders have certain demand registration rights, subject to the following limitations: (i) in no event is the Company required to effect a demand registration unless the aggregate offering price, net of underwriting discounts and commissions, is at least $1,000,000; provided, however, that the Company is required to effect a demand registration regardless of the aggregate offering price in the event that the majority stockholders are disposing of all of the registrable securities held by them; and (ii) subject to certain requirements pursuant to the Stockholders’ Agreement, in no event is the Company required to effect, in the aggregate, more than four demand registrations. In addition, if the majority stockholders request that the Company file a registration statement on Form S-3 for a public offering of all or any portion of its shares of registrable securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, the Company is required to use its best efforts to register for public sale the registrable securities specified in such request.

     Incidental Registration Rights. If the Company proposes to register any of the Company’s securities under the Securities Act of 1933 (other than in a registration on Form S-4 or S-8 and other than pursuant to the preceding paragraph), the Company will notify all holders of registrable securities, including the Company’s majority stockholders, of the Company’s intention and upon the request of any holder, subject to certain restrictions, effect the registration of all securities requested by holders to be so registered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Subject to the Stockholders’ Agreement, the Company will pay all registration expenses and indemnify each holder of registrable securities with respect to each registration that has been effected.

     Restrictions on Transfers. Subject to the Stockholders’ Agreement, if the other stockholders party to the Stockholders’ Agreement wish to transfer all or any portion of their shares of the Company’s common stock pursuant to the terms of a bona fide offer received from a third party, such other stockholders must first submit to the Company’s majority stockholders such offer to sell such shares on the same terms and conditions. If the Company’s majority stockholders wish to transfer any shares owned by them to any other person or entity in one or more transactions and, immediately after giving effect to such transaction(s), the Company’s majority stockholders and their transferees, successors and assigns in the aggregate will own less than 51% of the outstanding shares of the Company’s common stock, pursuant to the terms of a bona fide offer received from a third party, the Company’s majority stockholders must first submit to the other stockholders such offer to sell such shares on the same terms and conditions.

Agreement with Ableco

     On August 30, 2002, the Company entered into a Term Loan agreement with Ableco Finance LLC, as agent for the lenders, to provide for a senior secured term loan in the amount of $20.0 million. Ableco is an affiliate of Cerberus. The full amount of the loan was drawn on August 30, 2002, and bore interest at 14.0% per annum, payable monthly in arrears. The term loan was scheduled to mature on March 31, 2005. An annual fee equal to $0.2 million was to be payable on each anniversary date until maturity, beginning on August 30, 2003. This term loan was repaid in full with part of the proceeds of the issuance of Anchor’s 11% Senior Secured Notes due 2013, aggregate principal amount of $300,000, issued February 7, 2003.

AUDIT COMMITTEE

Report of The Audit Committee

     The Audit Committee assists the Board in its oversight of the Company’s financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company, if any, is compatible with the auditors’ independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Report on Form 10-K for the period ended December 31, 2003, for filing with the Securities and Exchange Commission.

     The Board has adopted a Charter for the Audit Committee. A copy of the Charter is attached to this proxy statement as Appendix A.

Submitted by the Audit Committee of the Board: James N. Chapman, Chairman Joel A. Asen Alan H. Schumacher

Independent Auditors

     Representatives of PricewaterhouseCoopers LLP attend all meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged for such services. The Audit Committee of the Board believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining auditors’ independence. None of the time devoted by PricewaterhouseCoopers LLP on its engagement to audit Anchor’s financial statements for the year ended December 31, 2003 is attributable to work performed by persons other than employees of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions from stockholders at the annual meeting.

Audit committee

Audit Fees

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal 2003 and 2002:

Fees	Fiscal Year 2003	Fiscal Year 2002
Audit fees (1)	$834,735	$529,363
Audit-related fees	—	—
Tax fees (2)	11,676	7,500
All other fees (3)	23,781	457,848

(1)	Audit services of PricewaterhouseCoopers LLP for 2003 consisted of the examination of the consolidated financial statements of the Company, quarterly review of financial statements and procedures performed in connection with the Company’s regulatory filings, including work performed related to the Company’s debt offerings and initial public equity offering.

(2)	Tax fees consist of review of the Company’s tax return.

(3)	All other fees in 2002 consisted of work performed related to the Company’s filing of Chapter 11 under United States Bankruptcy Code. All other fees in 2003 consisted of work performed in tax-related studies.

     The Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit related fees incurred with the Company’s independent auditors. Fiscal year 2003 was a transition year for this new requirement. All new projects authorized after the effective date of this requirement were approved in advance by the Audit Committee, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that were approved by the Audit Committee prior to the completion of the audit.

     During fiscal 2003, 100% of tax fees were approved in advance by the Audit Committee. The all other fees in 2003 were not approved in advance.

     The Audit Committee has considered and concluded that the provision of the non-audit services in the table above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

ADDITIONAL MEETING INFORMATION

     Meeting Proposals. Anchor does not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, your proxy card gives the proxy holders named therein the authority to vote on those matters in their discretion.

     Solicitation Expenses. The expense of solicitation of proxies will be borne by the Company. Anchor does not expect to pay any compensation for the solicitation of proxies. Certain of Anchor’s directors, officers and employees, without additional compensation, may also solicit proxies by telephone, facsimile and personal contact. The Company is required to request that brokers and nominees who hold stock in their name furnish the Company’s proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in doing so.

     Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3 under the Exchange Act, during its most recent fiscal year, the Company believes that during the fiscal year, no director, officer, or beneficial owner of more than ten percent of the common stock of the Company failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act, during the most recent fiscal year.

     2005 Stockholder Proposals or Nominations. Any proposals of a stockholder or nominations of persons for election as directors of Anchor, to be presented at the 2005 annual meeting, may be made by any common stockholder of record entitled to vote at such annual meeting, provided that the stockholder:

•	is the record or beneficial owner of at least 1% or $2,000 in market value of common stock;

•	has held such shares of common stock for a period of at least one year; and

•	continues to own such common stock through the date of the annual meeting.

     The Securities and Exchange Commission amended Rule 14a-4 under the Exchange Act to provide that a proxy may confer discretionary authority to vote on a proposal for an annual meeting of stockholders if a proponent fails to notify the registrant at least 45 days before the date on which the registrant first mailed its proxy materials for the prior year’s annual meeting. Therefore, for purposes of Anchor’s 2005 annual meeting of stockholders, management may use its discretionary voting authority to vote on any proposal with respect to which Anchor receives notice after March 10, 2005, even if the proposal is not discussed in the proxy statement for the 2005 annual meeting of stockholders.

     In addition, Rule 14a-8 under the Exchange Act provides that in order for a stockholder to nominate a candidate for election as a director at a regularly scheduled annual meeting of stockholders or propose business for consideration at a regularly scheduled annual meeting, written notice must be delivered to the Company, at its principal executive offices, not later than 120 days before the one-year anniversary of the date of Anchor’s proxy statement for the preceding annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2005 annual meeting must be received by the Company by December 27, 2004. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

     Reports to Stockholders. The Company has mailed this proxy statement and a copy of its 2003 Annual Report, excluding the exhibits thereto, to each stockholder entitled to vote at the annual meeting. Included in the 2003 Annual Report are the Company’s financial statements for the year ended December 31, 2003.

By order of the Board of Directors,
/s/ Richard A. Kabaker

April 29, 2004	Richard A. Kabaker Secretary

Appendix A

AUDIT COMMITTEE CHARTER

     Adoption of Charter

     The Board of Directors (the “Board”) of Anchor Glass Container Corporation (the “Company”) has adopted this Charter (the “Charter”) of the Audit Committee (the “Committee”) of the Board.

     Purpose of the Committee

     The Committee will assist the Board in fulfilling the Board’s oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) such other matters as may from time to time be specifically delegated to the Committee by the Board.

     While the Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in compliance with generally accepted accounting principles and applicable rules and regulations, which are the responsibilities of management and the independent auditor.

     Composition of the Committee

     Requirements. The Committee will consist of at least three members. Each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member.

     Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after appointment to the Committee.

     Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     Appointment. The Board will appoint the members of the Committee. Committee members may be replaced by the Board. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s independent auditor and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

Authority and Responsibilities of the Committee

     The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

     The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

Appendix A

AUDIT COMMITTEE CHARTER

(1)	Appointment of Independent Auditor: The Committee shall have sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification).

(2)	Review the Company’s Relationship with the Independent Auditors:

The Committee, to the extent it deems necessary or appropriate, shall:

a.	Review and evaluate the lead partner of the independent auditor team.

b.	Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

c.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

d.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

e.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in an audit of the Company.

f.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

g.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

(3)	Financial Statement and Disclosure Matters:

The Committee, to the extent it deems necessary or appropriate, shall:

a.	Review and discuss with management and the independent auditor, the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10K.

b.	Review and discuss with management and the independent auditor, the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

Appendix A

AUDIT COMMITTEE CHARTER

c.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

d.	Review and discuss quarterly reports from the independent auditors on:

(i) All critical accounting policies and practices to be used.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

e.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

f.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

g.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

h.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

i.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(4)	Review Audit Results: Review with the independent auditor the report of its annual audit, or proposed report of its annual audit, the accompanying management letter, if any, the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake.

Appendix A

AUDIT COMMITTEE CHARTER

(5)	Review the Company’s Internal Audit Function:

The Committee, to the extent it deems necessary or appropriate, shall:

a.	Review the appointment and replacement of the senior internal auditing executive.

b.	Review significant reports to management prepared by the internal auditing department and management’s responses.

c.	Discuss with the independent auditor and management (including the Company’s General Counsel and members of their respective staffs), the internal department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

(6)	Compliance Oversight Responsibilities:

The Committee, to the extent it deems necessary or appropriate, shall:

a.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

b.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

c.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

d.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

e.	Discuss with the Company’s General Counsel or lead outside legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(7)	Review Other Matters: The Committee shall review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

(8)	Board Reports: The Committee shall regularly report its activities to the Board.

Appendix A

AUDIT COMMITTEE CHARTER

     Meetings of the Committee

     The Committee shall meet at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate private sessions.

     Consultants

     The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     Annual Report

     The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, a report for inclusion in the Company’s proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

     Annual Review of Charter and the Committee

     The Committee will review and reassess, with the assistance of management, the independent auditors and outside legal counsel, the adequacy of the Charter at least annually and report to the Board the results of such review and reassessment. The Committee shall annually review the performance of the Committee.

Anchor
Glass Container

PROXY

ANCHOR GLASS CONTAINER CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors
for the 2004 Annual Meeting of Stockholders on June 9, 2004

The undersigned hereby appoints Richard A. Kabaker (the “Proxy”), with full power of substitution, as proxy to vote the common stock shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Anchor Glass Container Corporation to be held at the Grand Hyatt Tampa Bay, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, Wednesday June 9, 2004 at 9:30 a.m., local time, and any adjournments thereof.

The shares represented by this proxy will be voted as specified and in the discretion of the Proxy on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendation of the Directors.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE.

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Anchor Glass Container Corporation	Please mark	☒
your vote as indicated in this example

     The Directors Recommend a Vote FOR all Nominees

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

		☐	☐	☐

Nominees for Director:			01) Joel A. Asen 02) James N. Chapman 03) Richard M. Deneau 04) Jonathan Gallen 05) Timothy F. Price 06) Alan H. Schumacher 07) Lenard B. Tessler 08) Alexander Wolf

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s):
Dated: